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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                           AMENDMENT NO.1 TO FORM 8-K
                           REPORT DATED JUNE 23, 2000
     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)              August 1, 2000


                          Leading Edge Packaging, Inc.
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                  000-28868                    22-3432883
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(State or Other Jurisdiction    (Commission                  ( IRS Employer
   of Incorporation)             File Number)             Identification Number)



                          350 Fifth Avenue, Suite 3922
                            New York, New York 11018
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                (Address of Principal Executive Offices) Zip Code


         Registrant's telephone number, including area code:      (212) 239-1865
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          (Former Name or Former Address, if Changed Since Last Report)

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         ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a) (1) (v) The independent accountants who previously audited the Registrant's financial statements for the fiscal year ended March 31, 1999, Deloitte Touche Tohmatsu, Hong Kong, were dismissed by a vote of the Board of Directors effective June 23, 2000. The decision to change accountant was approved by the Board of Directors.

         Prior to the dismissal of Deloitte Touche Tohmatsu, there were no disagreements between the Registrant and Deloitte Touche Tohmatsu on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountants would have caused it to make reference to the subject matter of the disagreement in connection with its report. Furthermore, there are no unresolved issues with the prior accountants.

         As required by Item 304(a)(3), of Regulation S-K, The Registrant has provided the former accountant, Deloitte Touche Tohmatsu, with a copy of the disclosures it was making in response to this Item 304 (a) and that the disclosures were filed with the Commission. As to this date, the Registrant has not received a letter from the former accountant addressed to the Commission stating whether it agrees with the statements made by the Registrant.

         This report on Form 8-K contains certain statements, which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            LEADING EDGE PACKAGING, INC.
                                                     (Registrant)



Date: August 1, 2000                    By: /s/ Casey K. Tjang
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                                            Casey K. Tjang, President